As filed with the Securities and Exchange Commission on August 16, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASI Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	58-1959440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1701-1702, China Central Office Tower 1

No. 81 Jianguo Road Chaoyang District

Beijing, 100025

People’s Republic of China

+86 (10) 6508 6063

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rui Zhang

CASI Pharmaceuticals, Inc.

9620 Medical Center Drive, Suite 300

Rockville, MD 20850

240-864-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Yuting Wu, Esq. Skadden, Arps, Slate, Meagher & Flom LLP JingAn Kerry Center, Tower II, 46/F 1539 Nanjing West Road Shanghai 200040 People’s Republic of China +86 21-6193-8200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and the selling shareholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 16, 2024

PROSPECTUS

CASI Pharmaceuticals, Inc.

3,000,000 Ordinary Shares

This prospectus relates to 3,000,000 ordinary shares of the Company, par value $0.0001 per share (“Offered Shares”), including 1,980,000 ordinary shares issuable upon exercise of certain warrants issued to the selling shareholders, that may be sold from time to time by the selling shareholders named in this prospectus or their transferees, pledgees, donees or other successors in interest, issued pursuant to certain Subscription Agreements and Subscription and Purchase Agreements by and between us and the selling shareholders, dated as of June 26, 2024.

We will not receive any of the proceeds from the sale of the Offered Shares by the selling shareholders.

The selling shareholders named in this prospectus, may sell all or a portion of the Offered Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The names of any underwriters may be stated in the applicable prospectus supplement, if any such prospectus supplement is prepared. If the Offered Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Offered Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. For additional information on the methods of sale that may be used by the selling shareholders, see “Plan of Distribution” beginning on page 14 of this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the Offered Shares offered hereby.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “CASI.” On August 15, 2024 the last reported sale price of our ordinary shares on Nasdaq Capital Market was $6.56 per ordinary share.

Investing in our securities involves a high degree of risk. We may be subject to various legal and operational risks as a result of doing business in the PRC, risks relating to our auditor, risks relating to cash and asset transfers among CASI and its subsidiaries, and risks relating to permission and filing procedures required from the governmental authorities of the PRC with respect to the operation of our PRC subsidiaries and future offerings in the United States. You should carefully review the risks and uncertainties described under the section titled “Risk Factors” on page 7 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our filings with the U.S. Securities and Exchange Commission, or SEC, that are incorporated by reference in this prospectus.

We are a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Implications of Being a Foreign Private Issuer.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

INTRODUCTORY COMMENTS

We are not a Chinese operating company but a Cayman Islands holding company with business operations primarily conducted by our Chinese subsidiaries. This holding company structure and our operation in China may involve risks. We currently conduct our business through the following consolidated subsidiaries: CASI Pharmaceuticals (China) Co., Ltd., referred to as CASI China; CASI Pharmaceuticals (Wuxi) Co., Ltd., referred to as CASI Wuxi; CASI Biopharmaceuticals (WUXI) Co., Ltd, referred to as CASI Biopharmaceuticals; and CASI Pharmaceuticals Co., Limited, referred to as CASI Hong Kong.

We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, could result in a material change in our operations and may cause the value of our securities to significantly decline or become worthless. Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ordinary shares. For example, China’s government has in recent years issued statements and regulatory actions to regulate certain market players or to improve its supervision of the market in general, such as those related to data security or anti-monopoly concerns. While we currently do not believe such regulatory actions have materially impacted our business operations, our ability to accept foreign investments, or our ability to maintain listing with the Nasdaq Stock Market, there is no assurance that any new rules or regulations promulgated in the future will not impose additional requirements on us. If any such rules or regulations are adopted, we may be subject to more stringent regulatory scrutiny for our operation and financing efforts, which may in turn result in us incurring additional compliance costs and expenses, delay our investment and financing activities, or otherwise impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange.

Risks Relating to Our Auditor

Our auditor, the independent registered public accounting firm that issues the audit report contained in our annual report, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board, or PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Our auditor is located in mainland China, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. As a result, we and investors in CASI Pharmaceuticals, Inc., a Delaware corporation, our predecessor prior to the redomicile merger and referred to hereinafter as CASI Delaware, were deprived of the benefits of such PCAOB inspections. Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and CASI Delaware’s auditor was subject to that determination. In April 2022, the SEC conclusively listed CASI Delaware as a Commission-Identified Issuer under the HFCAA following the filing of its annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect we will be identified as a Commission-Identified Issuer under the HFCAA for the fiscal year ended December 31, 2023.

Each year in the future, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report for the relevant fiscal year. In accordance with the HFCAA, our ordinary shares would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our ordinary shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our ordinary shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of such shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Cash and Asset Transfer among CASI and its Subsidiaries

We provide funding to our subsidiaries from time to time through capital contributions or loans, subject to satisfaction of applicable government registration and approval requirements. For the year ended December 31, 2023, we provided funding of US$1.0 million through capital contributions to CASI Hong Kong, our newly incorporated Hong Kong subsidiary.

Our subsidiaries may pay dividends and make other distributions to us subject to satisfaction of applicable government filing and approval requirements. Such dividend or other distributions may be subject to limitations and certain tax consequences, a discussion on which is set forth below. For the year ended December 31, 2023, no dividends or other distributions were made by our subsidiaries.

We also pay service fees to our PRC subsidiaries pursuant to certain sales support service agreements and research and development support service agreements. For the year ended December 31, 2023, we paid service fees of US$1.1 million to CASI China, one of our PRC subsidiaries. Under PRC tax laws and regulations, the earnings of our subsidiaries under such agreements are subject to a statutory tax rate of 25%.

In the year ended December 31, 2023, no assets other than cash were transferred through our organization.

All cash transfers among us and our subsidiaries have been eliminated in our consolidated statement of cash flows.

The existing PRC foreign exchange regulations may limit our ability to initiate and complete cash transfers within our group. Approval from the State Administration of Foreign Exchange, or SAFE, and the People’s Bank of China, or PBOC, may be required where RMB are to be converted into foreign currencies, including U.S. dollars, and approval from SAFE and PBOC or their branches may be required where RMB are to be remitted out of China.

We have never declared or paid dividends on our ordinary shares or any other securities and we do not anticipate paying any dividends on our ordinary shares in the foreseeable future. We may rely on dividends from our subsidiaries in China to pay dividend and other distributions on our ordinary shares. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. In addition to applicable foreign exchange limitations, under the current regulatory regime in China, a PRC company may pay dividends only out of its accumulated profit, if any, determined in accordance with PRC accounting standards and regulations, and is required to set aside as general reserves at least 10% of its after-tax profit, until the cumulative amount of such reserves reaches 50% of its registered capital, prior to any dividend distribution. In addition, a PRC company shall not distribute any profits in a given year until any losses from prior fiscal years have been offset.

Permission and Filing Procedures Required from the PRC Authorities with respect to the Operations of Our PRC Subsidiaries and Future offering in the US

As the date hereof, our PRC subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for our business operations, including, among others, the Business License, the Drug Distribution License, the Drug Manufacturing Permit, the Clinical Trial Application with the PRC National Medical Products Administration, or NMPA, and the notification filing for international collaborative clinical trial or the application for international collaborative scientific research with the China Human Genetic Resources Administrative Office, or HGRAO. We also work with our business partners which have obtained the requisite licenses and permits for their business collaboration with us, including, among others, the Import Drug Registration for product(s) we promote and distribute in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practices of the relevant government authorities, we may be required to obtain additional permissions or approvals for our business operations.

As the date hereof, we and our PRC subsidiaries (i) are not required to obtain permissions from the China Securities Regulatory Commission, or the CSRC, (ii) are not required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, and (iii) have not been asked to obtain or denied such permissions by any PRC authority. On July 7, 2022, the CAC published the Guidelines for Data Export Security Assessment (《数据出境安全评估办法》) (the “Guidelines”), which took effect on September 1, 2022. Pursuant to the Guidelines, the data processor who intends to transfer certain important data or large volumes of personal information outside of China shall complete a prior CAC-led data outbound transfer security assessment. However, there is no specific enforcement guidelines or interpretation for such security assessment, including what constitutes “important data”, or how to define “outbound transfer”, which results in uncertainties whether our business will be subject to such CAC-led assessment. For the data we accessed through or obtained from clinical trials, we have complied with the laws and regulations then-in-effect, and completed the registration with HGRAO, but it is unclear if we will be required to go through the CAC-led or CAC-involved security assessment or if the current HGRAO registration procedure will be changed in the future. We will closely monitor and review any regulatory developments and comply with any new approval or license requirement when necessary. If (i) we have erroneously concluded that such permissions or approvals are not required, or (ii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into China as foreign investments or accept foreign investments, or be listed on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected.

On February 17, 2023, the CSRC released the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (《境内企业境外发行证券和上市管理试行办法》) and five ancillary interpretive guidelines (collectively, the “Overseas Listing Trial Measures”), which apply to overseas offerings and listing by PRC-based companies, or domestic companies, of equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities, and came into effect on March 31, 2023. According to the Overseas Listing Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC, and if an overseas-listed PRC-based issuer issues new securities in the same overseas market after the overseas offering and listing, it is also required to file with the CSRC within three business days after the completion of the issuance; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if a foreign-incorporated issuer meets both of the following conditions, its overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company of the PRC: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding line items in the issuer’s audited consolidated financial statements for the same period; and (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market (including issuance of new securities after its overseas offering and listing), the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC.

Furthermore, in case any of the following major events occurs after the overseas offering and listing, the issuer is also required to report the relevant information to the CSRC within three business days of the occurrence and the announcement of the relevant events: (1) change of control; (2) the foreign securities regulatory body or the relevant competent authority has taken such measures as investigation and punishment; (3) conversion of listing status or listing board; and (4) voluntary of compulsory termination of listing. Where there is any material change in the major business and operation of the issuer after overseas offering and listing, and such change does not fall within the scope of filing, the issuer shall, within three business days of the occurrence of such change, submit a special report and a legal opinion issued by a domestic law firm to the CSRC to explain the relevant situation.

As substantially all of our operations are currently based in the PRC, our future offerings and major changes shall be subject to the foregoing filing procedures under the Overseas Listing Trial Measures. We cannot assure you that we can meet such requirements, obtain the requisite permits from the relevant government authorities, or complete such filing in a timely manner or at all. Any failure may significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. In addition, as the Overseas Listing Trial Measures was recently promulgated, there remains substantial uncertainty as to its interpretation and implementation and how it may impact our ability to raise or utilize funds and our business operations.

The date of this prospectus is     , 2024.

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling shareholders identified in this prospectus may offer from time to time up to 3,000,000 Offered Shares, including 1,980,000 ordinary shares issuable upon exercise of certain warrants issued to the selling shareholders.

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We have not, and the selling shareholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling shareholders seeking an offer to buy, the Offered Shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the Offered Shares offered hereby or thereby.

If necessary, the specific manner in which the Offered Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Offered Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Throughout this prospectus, references to the “Company,” “we,” “our,” “us,” “registrant” or similar terms used in this prospectus refer to CASI Pharmaceuticals, Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands, including its consolidated subsidiaries, unless the context otherwise indicates, which is also referred to as “CASI.”

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau, “RMB” or “Renminbi” refers to the legal currency of China, and “$”, “US$” or “U.S. Dollars” refers to the legal currency of the United States.

This prospectus may contain translations of Renminbi amounts into U.S. dollars at specified rates solely for the convenience of the reader. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. The statements contained in this prospectus or incorporated by reference herein that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These forward-looking statements include, among others, statements regarding the timing of our commercial launch of products, clinical trials, our cash position and future expenses, and our future revenues. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs.

Actual results could differ materially from those currently anticipated due to a number of factors, including: uncertainties related to the non-binding proposal to acquire the Company’s certain business operations in China; the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on The Nasdaq Capital Market if we fail to satisfy applicable continued listing standards; the volatility in the market price of our ordinary shares; the risk of substantial dilution of existing shareholders in future share issuances; the difficulty of executing our business strategy on a global basis including China; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; legal or regulatory developments in China that adversely affect our ability to operate in China; our lack of experience in manufacturing products and uncertainty about our resources and capabilities to do so on a clinical or commercial scale; risks relating to the commercialization, if any, of our products and proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); our inability to predict when or if our product candidates will be approved for marketing by the U.S. FDA, EMA, NMPA, or other regulatory authorities; our inability to receive approval for renewal of license of our existing products; the risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; the risks associated with our product candidates, and the risks associated with our other early-stage products under development; the risk that result in preclinical and clinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; our ability to protect our intellectual property rights; the lack of success in the clinical development of any of our products and our dependence on third parties; the risks related to our dependence on Juventas to partner with us to co-market CNCT19; risks related to the uncertainty in connection with the ongoing arbitration proceedings between us and Juventas with respect to Juventas’ purported termination of certain CNCT19 license agreements; risks related to our dependence on Juventas to ensure the patent protection and prosecution for CNCT19; the risk related to the Company’s ongoing development of and regulatory application for CID-103 with respect to the treatment of antibody-mediated rejection for organ transplant and the license arrangements of CID-103; risks relating to the interests of our largest shareholder and our Chairman and Chief Executive Officer that differ from our other shareholders; and risks related to the success of a new manufacturing facility operated by CASI Wuxi. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the section titled “Risk Factors” and elsewhere in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We discuss in greater detail many of these risks under the section titled “Risk Factors” in our most recent annual report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the SEC, as well as our reports on 6-K, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

INDUSTRY AND MARKET DATA

In this prospectus and the documents incorporated by reference in this prospectus, we present industry data, information and statistics regarding the markets in which CASI and its subsidiaries compete as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with the Company’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and CASI’s management’s judgment where information is not publicly available.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus or any document incorporated by reference into this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

TRADEMARKS AND TRADENAMES

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

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OUR COMPANY

Company Overview

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

We are a biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products in China, the United States, and throughout the world.

Holding Company Structure

CASI is not a Chinese operating company but a Cayman Islands holding company with a significant portion of the business operations expected to be conducted by its Chinese subsidiaries. This holding company structure and our operation in China may involve risks. We currently conduct our business through the following consolidated subsidiaries:

•	CASI Pharmaceuticals (China) Co., Ltd., referred to as CASI China;

•	CASI Pharmaceuticals (Wuxi) Co., Ltd., referred to as CASI Wuxi;

•	CASI Biopharmaceuticals (WUXI) Co., Ltd, referred to as CASI Biopharmaceuticals; and

•	CASI Pharmaceuticals Co., Limited, referred to as CASI Hong Kong.

We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us. The organizational chart of CASI as of July 31, 2024 is set forth below:

Note: Currently CASI Hong Kong has no meaningful operations.

Nasdaq Capital Market Listing; Redomiciliation

Our ordinary shares are traded on The Nasdaq Capital Market under the symbol “CASI.” In March 2023, we completed a redomicile merger, with CASI surviving the merger as the surviving company and successor issuer, and CASI’s ordinary shares continued trading on The Nasdaq Capital Market under the symbol “CASI.” CASI is treated for U.S. federal income tax purposes as a U.S. corporation, including with respect to any dividends paid by it, which dividends may be subject to U.S. withholding taxes.

Corporate Information

Our principal executive offices are located at 1701-1702, China Central Office Tower 1, No. 81 Jianguo Road Chaoyang District, Beijing, 100025, People’s Republic of China. Our telephone number at this address is +86 (10) 6508 6063. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Our agent for service of process in the United States is located at 9620 Medical Center Drive, Suite 300, Rockville, MD 20850, 240-864-2600.

Implications of Being a Foreign Private Issuer

As a “foreign private issuer,” CASI is subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that CASI must disclose differ from those governing U.S. corporations pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

In addition, as a foreign private issuer, CASI’s officers and directors and holders of more than 10% of the issued and outstanding ordinary shares are exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. A company will lose its foreign private issuer status if more than 50% of its outstanding voting securities are owned by U.S. residents and any of the following three circumstances applies: (i) the majority of its executive officers or directors are U.S. citizens or residents, (ii) more than 50% of its assets are located in the United States or (iii) its business is administered principally in the United States.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus and under similar headings that are incorporated by reference into this prospectus, including, without limitation, the further risks discussed below.

Risks and Uncertainties Relating to Doing Business in China

We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations.

We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, could result in a material change in our operations and may cause the value of our securities to significantly decline or become worthless. Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ordinary shares. For example, China’s government has in recent years issued statements and regulatory actions to regulate certain market players or to improve its supervision of the market in general, such as those related to data security or anti-monopoly concerns. While we currently do not believe such regulatory actions have materially impacted our business operations, our ability to accept foreign investments, or our ability to maintain listing with the Nasdaq Stock Market, there is no assurance that any new rules or regulations promulgated in the future will not impose additional requirements on us. If any such rules or regulations are adopted, we may be subject to more stringent regulatory scrutiny for our operation and financing efforts, which may in turn result in us incurring additional compliance costs and expenses, delay our investment and financing activities, or otherwise impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange.

Risks Relating to Our Auditor

Our auditor, the independent registered public accounting firm that issues the audit report contained in our annual report, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board, or PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Our auditor is located in mainland China, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. As a result, we and investors in CASI Delaware were deprived of the benefits of such PCAOB inspections. Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and CASI Delaware’s auditor was subject to that determination. In April 2022, the SEC conclusively listed CASI Delaware as a Commission-Identified Issuer under the HFCAA following the filing of its annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect we will be identified as a Commission-Identified Issuer under the HFCAA for the fiscal year ended December 31, 2023.

Each year in the future, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report for the relevant fiscal year. In accordance with the HFCAA, our ordinary shares would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our ordinary shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our ordinary shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of such shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Cash and Asset Transfer among CASI and its Subsidiaries

We provide funding to our subsidiaries from time to time through capital contributions or loans, subject to satisfaction of applicable government registration and approval requirements. For the year ended December 31, 2023, we provided funding of US$1.0 million through capital contributions to CASI Hong Kong, our newly incorporated Hong Kong subsidiary.

Our subsidiaries may pay dividends and make other distributions to us subject to satisfaction of applicable government filing and approval requirements. Such dividend or other distributions may be subject to limitations and certain tax consequences, a discussion on which is set forth below. For the year ended December 31, 2023, no dividends or other distributions were made by our subsidiaries.

We also pay service fees to our PRC subsidiaries pursuant to certain sales support service agreements and research and development support service agreements. For the year ended December 31, 2023, we paid service fees of US$1.1 million to CASI China, one of our PRC subsidiaries. Under PRC tax laws and regulations, the earnings of our subsidiaries under such agreements are subject to a statutory tax rate of 25%.

In the year ended December 31, 2023, no assets other than cash were transferred through our organization.

All cash transfers among us and our subsidiaries have been eliminated in our consolidated statement of cash flows.

The existing PRC foreign exchange regulations may limit our ability to initiate and complete cash transfers within our group. Approval from the State Administration of Foreign Exchange, or SAFE, and the People’s Bank of China, or PBOC, may be required where RMB are to be converted into foreign currencies, including U.S. dollars, and approval from SAFE and PBOC or their branches may be required where RMB are to be remitted out of China.

We have never declared or paid dividends on our ordinary shares or any other securities and we do not anticipate paying any dividends on our ordinary shares in the foreseeable future. We may rely on dividends from our subsidiaries in China to pay dividend and other distributions on our ordinary shares. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. In addition to applicable foreign exchange limitations, under the current regulatory regime in China, a PRC company may pay dividends only out of its accumulated profit, if any, determined in accordance with PRC accounting standards and regulations, and is required to set aside as general reserves at least 10% of its after-tax profit, until the cumulative amount of such reserves reaches 50% of its registered capital, prior to any dividend distribution. In addition, a PRC company shall not distribute any profits in a given year until any losses from prior fiscal years have been offset.

Permission and Filing Procedures Required from the PRC Authorities with respect to the Operations of Our PRC Subsidiaries and Future offering in the US

As the date hereof, our PRC subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for our business operations, including, among others, the Business License, the Drug Distribution License, the Drug Manufacturing Permit, the Clinical Trial Application with the PRC National Medical Products Administration, or NMPA, and the notification filing for international collaborative clinical trial or the application for international collaborative scientific research with the China Human Genetic Resources Administrative Office, or HGRAO. We also work with our business partners which have obtained the requisite licenses and permits for their business collaboration with us, including, among others, the Import Drug Registration for product(s) we promote and distribute in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practices of the relevant government authorities, we may be required to obtain additional permissions or approvals for our business operations.

As the date hereof, we and our PRC subsidiaries (i) are not required to obtain permissions from the China Securities Regulatory Commission, or the CSRC, (ii) are not required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, and (iii) have not been asked to obtain or denied such permissions by any PRC authority. On July 7, 2022, the CAC published the Guidelines for Data Export Security Assessment (《数据出境安全评估办法》) (the “Guidelines”), which took effect on September 1, 2022. Pursuant to the Guidelines, the data processor who intends to transfer certain important data or large volumes of personal information outside of China shall complete a prior CAC-led data outbound transfer security assessment. However, there is no specific enforcement guidelines or interpretation for such security assessment, including what constitutes “important data”, or how to define “outbound transfer”, which results in uncertainties whether our business will be subject to such CAC-led assessment. For the data we accessed through or obtained from clinical trials, we have complied with the laws and regulations then-in-effect, and completed the registration with HGRAO, but it is unclear if we will be required to go through the CAC-led or CAC-involved security assessment or if the current HGRAO registration procedure will be changed in the future. We will closely monitor and review any regulatory developments and comply with any new approval or license requirement when necessary. If (i) we have erroneously concluded that such permissions or approvals are not required, or (ii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into China as foreign investments or accept foreign investments, or be listed on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected.

On February 17, 2023, the CSRC released the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (《境内企业境外发行证券和上市管理试行办法》) and five ancillary interpretive guidelines (collectively, the “Overseas Listing Trial Measures”), which apply to overseas offerings and listing by PRC-based companies, or domestic companies, of equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities, and came into effect on March 31, 2023. According to the Overseas Listing Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC, and if an overseas-listed PRC-based issuer issues new securities in the same overseas market after the overseas offering and listing, it is also required to file with the CSRC within three business days after the completion of the issuance; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if a foreign-incorporated issuer meets both of the following conditions, its overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company of the PRC: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding line items in the issuer’s audited consolidated financial statements for the same period; and (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market (including issuance of new securities after its overseas offering and listing), the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC. Furthermore, in case any of the following major events occurs after the overseas offering and listing, the issuer is also required to report the relevant information to the CSRC within three business days of the occurrence and the announcement of the relevant events: (1) change of control; (2) the foreign securities regulatory body or the relevant competent authority has taken such measures as investigation and punishment; (3) conversion of listing status or listing board; and (4) voluntary of compulsory termination of listing. Where there is any material change in the major business and operation of the issuer after overseas offering and listing, and such change does not fall within the scope of filing, the issuer shall, within three business days of the occurrence of such change, submit a special report and a legal opinion issued by a domestic law firm to the CSRC to explain the relevant situation.

As substantially all of our operations are currently based in the PRC, our future offerings and major changes shall be subject to the foregoing filing procedures under the Overseas Listing Trial Measures. We cannot assure you that we can meet such requirements, obtain the requisite permits from the relevant government authorities, or complete such filing in a timely manner or at all. Any failure may significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. In addition, as the Overseas Listing Trial Measures was recently promulgated, there remains substantial uncertainty as to its interpretation and implementation and how it may impact our ability to raise or utilize funds and our business operations.

Recent Development

The Company’s board of directors received a preliminary non-binding proposal letter (the “Proposal Letter”) dated June 21, 2024, from Dr. Wei-Wu He, Chairman of the Board and CEO of the Company, to acquire the entire business operations of the Company in China and all license-in, distribution and related rights in Asia (excluding Japan) related to all of the Company’s pipeline products, including but not limited to EVOMELA®, FOLOTYN®, CNCT19, BI-1206, CB-5339,CID-103 and Thiotepa, for an aggregate purchase price of $40.0 million, which shall include assumption of up to $20.0 million of indebtedness of the Company (the “Proposed Transaction”). On June 25, the Board has formed a special committee comprised solely of incumbent independent directors (the “Special Committee”) to evaluate the transaction contemplated under the Proposal Letter and such other strategic and business alternatives available to the Company in respect of the Company’s business operations in China. As of the date hereof, no decisions have been made by the Special Committee with respect to the Proposed Transaction or any alternative strategic option that the Company may pursue.

On June 26, 2024, the Company entered into Subscription Agreements and Subscription and Purchase Agreements with selling shareholders. On July 15, 2024, the transaction contemplated under such agreements closed, pursuant to which the Company issued 1,020,000 ordinary shares and Warrants to purchase 1,980,000 ordinary shares to the selling shareholders.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent annual report on Form 20-F and in our current reports on Form 6-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any prospectus supplement or free writing prospectus used in connection with a specific offering. See “Where You Can Find More Information.”

The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

OFFER STATISTICS AND EXPECTED TIMETABLE

This prospectus relates to the proposed resale from time to time by the selling shareholders of up to 3,000,000 ordinary shares, consisting of (i) up to 1,020,000 ordinary shares, or the Purchased Shares and (ii) up to 1,980,000 ordinary shares issuable upon exercise of certain pre-funded warrants, or the Warrants, which are held by certain selling shareholders. The selling shareholders acquired Purchased Shares and the Warrants pursuant to certain Subscription Agreements and certain Subscription and Purchase Agreements, each dated June 26, 2024, by and among our company and the selling shareholders.

Pursuant to the Subscription Agreements and the Subscription and Purchase Agreements, we issued the Purchased Shares and the Warrants to the Selling Shareholders on July 15, 2024, and agreed to register the Purchased Shares and ordinary shares issuable upon exercise of the Warrants on a registration statement, and use our best efforts to cause such registration statement to be declared effective by the SEC as promptly as possible after the initial filing. We are registering such shares in the registration statement which includes this prospectus.

We shall keep the shelf registration statement current and cause it to remain effective to permit the prospectus under the shelf registration statement or any subsequent registration statement to be usable by the selling shareholders. The selling shareholders may sell all or a portion of the Offered Shares held by them and offered hereby from time to time. See “Plan of Distribution.”

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024:

•	on an actual basis;

•	on an adjusted basis to reflect the issuance of 1,020,000 Purchased Shares on July 15, 2024; and

•	on a further adjusted basis to give effect to 1) the issuance of 1,020,000 Purchased Shares on July 15, 2024, and 2) the issuance of 1,980,000 ordinary shares upon exercise of the Warrants issued on July 15, 2024.

The information in this table should be read in conjunction with the financial statements and the notes thereto incorporated by reference into this prospectus.

(In USD thousands, except share and per share data)	Actual	Adjusted	Further Adjusted
Long term borrowing	$18,465	$18,465	$18,465

Shareholders’ equity:
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized, 14,439,124 shares issued and outstanding on an actual basis, 15,459,124 shares issued and outstanding on an adjusted basis, 17,439,124 shares issued and outstanding on a further adjusted basis	$1	$2	$2
Treasury shares, at cost: 411,952 shares	$(9,604)	$(9,604)	$(9,604)
Subscription receivable	$(2,019)	$(2,019)	$(2,019)
Additional paid-in capital	$699,373	$704,473	$714,373
Accumulated other comprehensive loss	$(1,420)	$(1,420)	$(1,420)
Accumulated deficit	$(677,310)	$(677,310)	$(677,310)
Total shareholders’ equity	$9,021	$14,122	$24,022
Total capitalization	$27,486	$32,587	$42,487

On June 26, 2024, the Company entered into Subscription Agreements and Subscription and Purchase Agreements with selling shareholders. On July 15, 2024, the transaction contemplated under such agreements closed, pursuant to which the Company issued 1,020,000 ordinary shares and Warrants to purchase 1,980,000 ordinary shares to the selling shareholders.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Offered Shares by the selling shareholders.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Offered Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Offered Shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

See “Plan of Distribution” elsewhere in this prospectus for more information.

DESCRIPTION OF SHARE CAPITAL

Information relating to our share capital and certain provisions of our Memorandum and Articles of Association is incorporated by reference from our annual report for the fiscal year ended December 31, 2023 filed on Form 20-F (our “2023 Annual Report”), under the caption “ITEM 10, ADDITIONAL INFORMATION – B. MEMORANDUM AND ARTICLES OF ASSOCIATION.” Such information does not purport to be complete and is qualified in its entirety by the provisions of our Updated Amended and Restated Memorandum and Articles of Association and applicable provisions of the laws of the Cayman Islands.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with and are publicly available from the SEC.

DESCRIPTION OF SECURITIES

Information relating to our securities, including our ordinary shares, is incorporated by reference to Exhibit 2.2 filed to our 2023 Annual Report.

As of August 16, 2024, the Company had 15,461,057 outstanding ordinary shares and 411,952 treasury shares. Our ordinary shares are currently traded on the NASDAQ Capital Market under the symbol “CASI.”

ENFORCEABILITY OF CIVIL LIABILITIES

CASI is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

A majority portion of CASI’s assets are located outside the United States. In addition, half of CASI’s directors and officers are nationals or residents of jurisdictions other than the United States and all or a majority portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon CASI or these persons, or to bring an action against CASI or against these persons in the United States, in the event that you believe that your rights have been infringed under the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against CASI and its officers and directors.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against CASI or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against CASI or its directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

It is our understanding that the PRC does not have treaties with the United States and many other countries providing for the reciprocal recognition and enforcement of judgments of courts and that there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of United States courts against CASI or the directors or officers of CASI predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Additionally, it is our understanding that it may be difficult for you to bring an original action against CASI or against its directors and officers who are nationals or residents of countries other than the United States in a PRC court in the event that you believe that your rights have been infringed under the U.S. federal securities laws, PRC laws, Cayman Islands laws or otherwise because we are incorporated under the laws of the Cayman Islands and it may be difficult for U.S. shareholders, by virtue only of holding CASI ordinary shares, to establish a connection to the PRC as required by the PRC Civil Procedures Law in order for a PRC court to have jurisdiction.

SELLING SHAREHOLDERS

This prospectus covers an aggregate of up to 1,020,000 Purchased Shares that previously issued to the selling shareholders and 1,980,000 ordinary shares issuable upon exercise of certain Warrants, in each case issued to the selling shareholders in a private placement transaction as described below.

Private Placement of Purchased Shares and Warrants

The Purchased Shares and Warrants were issued in reliance upon the exemption from the registration requirements provided in the Securities Act of 1933, as amended (the “Securities Act”) promulgated thereunder. We are registering the offer and resale of the Offered Shares issued pursuant to certain Subscription Agreements and certain Subscription and Purchase Agreements and Offered Shares issuable upon exercise of certain Warrants issued under such Subscription and Purchase Agreements.

The Warrants are exercisable immediately upon the date of issuance at an initial exercise price of $0.0001, for cash. The Warrants may also be exercised cashlessly pursuant to the terms thereunder. The Warrants are subject to customary anti-dilution provisions reflecting stock dividends and splits or other similar transactions.

The information with respect to the Purchased Shares and Warrants above does not purport to be complete and is qualified in its entirety by the provisions of Subscription Agreements and Subscription and Purchase Agreements.

Information About the Selling Shareholders

We are registering the Offered Shares in order to permit the selling shareholders to offer such shares for resale from time to time. Except for the ownership of the ordinary shares, the selling shareholders, other than Dr. Wei-Wu He, HE Family GRAT and Panacea Venture Healthcare Fund II, L.P., have not had any material relationship with us within the past three years. Dr. Wei-Wu He has served as chairman of the board of directors and CEO of CASI since April 2, 2019, and HE Family GRAT is a grantor retained annuity trust organized under the law of Nevada under control of Dr. Wei-Wu He. James Huang, who served as a director of CASI Delaware prior to the redomicile merger, is the sole owner of Panacea Innovation Limited, which is the sole owner of Panacea Venture Healthcare Fund II GP Company, Ltd., which is the general partner of Panacea Venture Healthcare Fund II, L.P.

The table below is based on information supplied to us by the selling shareholders and lists the selling shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the Offered Shares held by each of the selling shareholders. Please refer to footnotes with respect to the limitations to the exercise of Warrants.

The number of ordinary shares owned and the percentage of beneficial ownership before this offering set forth in these columns are based on 15,461,057 ordinary shares outstanding as of the date of this prospectus. This prospectus generally covers the resale of 100% of the maximum number of Offered Shares issued. For purposes of computing the number of ordinary shares beneficially owned after this offering and computing percentage ownership after this offering, we have assumed that all Offered Shares held by the selling shareholders will be sold in this offering. The selling shareholders may only sell some or none of their Offered Shares in this offering. See “Plan of Distribution” below.

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to this Offering(1)	Percentage Owned Prior to this Offering(2)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus(3)	Number of Ordinary Shares Owned After this Offering(3)	Percentage of Outstanding Ordinary Shares Owned Following this Offering(2)(3)
Entities Affiliated with Venrock Healthcare Capital Partners(4)	1,617,575	9.99%	1,500,000	386,090	2.50%
Foresite Capital Fund VI LP(5)	1,568,374	9.99%	1,000,000	1,309,383	8.47%
Panacea Venture Healthcare Fund II, L.P. (6)	1,318,429	8.53%	200,000	1,118,429	7.23%
Dr. Wei-Wu He(7)	3,257,891	20.94%	300,000	2,957,891	19.01%

*	Less than 1%

(1)	The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

(2)	As of the date of this prospectus, a total of 15,461,057 ordinary shares are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each beneficial owner above, any securities that are exercisable or convertible within 60 days have been included in the denominator.

(3)	We have assumed that all Offered Shares held by the selling shareholders will be sold in this offering, including ordinary shares issuable upon exercise of Warrants.

(4)	Consists of (i)(a) 1,237,500 Offered Shares held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”), including 412,500 ordinary shares held by VHCP EG and 825,000 ordinary shares issuable upon the exercise of Warrants held by VHCP EG and (b) 318,526 ordinary shares held by VHCP EG not offered hereunder; (ii)(a) 238,650 Offered Shares held by Venrock Healthcare Capital Partners III, L.P. (“VHCP III”), including 79,550 ordinary shares held by VHCP III and 159,100 ordinary shares issuable upon the exercise of Warrants held by VHCP III and (b) 61,427 ordinary shares held by VHCP III not offered hereunder; and (iii)(a) 23,850 Offered Shares held by VHCP Co-Investment Holdings III, LLC (“VHCP Co-Invest III”), including 7,950 ordinary shares held by VHCP Co-Invest III and 15,900 ordinary shares issuable upon the exercise of Warrants held by VHCP Co-Invest III and (b) 6,137 ordinary shares held by VHCP Co-Invest III not offered hereunder. Pursuant to the terms of the Warrants, no Warrant may be exercised if and to the extent that, as a result of the exercise, the holder, together with its affiliates and any other persons acting as a group together with the holder or its affiliates, would beneficially own greater than 9.99% (the “Maximum Percentage”) of the total number of ordinary shares outstanding immediately following the exercise of such Warrant; provided that the holder of a Warrant may increase the Maximum Percentage to 14.99% upon 61 days’ written notice. As a result of such limitation, an aggregate of 268,515 of the ordinary shares underlying the Warrants held by VHCP EG, VHCP III and VHCP Co-Invest III may not be exercised as of the date hereof and have been excluded from “Number of Ordinary Shares Owned Prior to this Offering.” VHCP Management III, LLC (“VHCPM”) is the sole general partner of VHCP III and the sole manager of VHCP Co-Invest III. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCP EG. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM and VHCPM EG. The business address of each of these persons and entities is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(5)	Consists of (i) 1,000,000 Offered Shares owned by Foresite Capital Fund VI L.P. (“FCF VI”), including 20,000 ordinary shares owned by FCF VI and 980,000 ordinary shares issuable upon the exercise of Warrants owned by FCF VI and (ii) 1,309,383 ordinary shares owned by FCF VI not offered hereunder. Pursuant to the terms of the Warrants, no Warrant may be exercised if and to the extent that, as a result of the exercise, the holder, together with its affiliates and any other persons acting as a group together with the holder or its affiliates, would beneficially own greater than 9.99% (the “Maximum Percentage”) of the total number of ordinary shares outstanding immediately following the exercise of such Warrant; provided that the holder of a Warrant may increase the Maximum Percentage to 14.99% upon 61 days’ written notice. As a result of such limitation, 741,009 of the ordinary shares underlying the Warrant held by FCF VI may not be exercised as of the date hereof and have been excluded from “Number of Ordinary Shares Owned Prior to this Offering.” Foresite Capital Management VI, LLC (“FCM VI”) is the general partner of FCF VI. FCF VI may be deemed to have sole voting and dispositive power over the securities owned by FCF VI. James Tananbaum is the sole managing member of FCM VI and may be deemed to have sole voting and dispositive power over these securities. Each of FCM VI and Dr. Tananbaum disclaim beneficial ownership of securities beneficially owned by the selling shareholder, except to the extent of such person’s pecuniary interests in such securities. The business address of each of FCF VI, FCM VI and Dr. Tananbaum is c/o Foresite Capital Management, 900 Larkspur Landing Circle, Suite 150, Larkspur, CA 94939.

(6)	Consists of (i) 200,000 Offered Shares owned by Panacea Venture Healthcare Fund II, L.P. and (ii) 1,118,429 ordinary shares owned by Panacea Venture Healthcare Fund II, L.P. not offered hereunder. James Huang is the sole owner of Panacea Innovation Limited, which is the sole owner of Panacea Venture Healthcare Fund II GP Company, Ltd., which is the general partner of Panacea Venture Healthcare Fund II, L.P. As a result, Mr. Huang and the foregoing entities may be deemed to share beneficial ownership of the Ordinary Shares held of record by Panacea Venture Healthcare Fund II, L.P. The business address of Panacea Venture Healthcare Fund II, L.P. is c/o Maples Corporate Services Limited, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

(7)	Consists of (i) 1,910,550 ordinary shares held by Dr. Wei-Wu He, (ii) 44,107 ordinary shares directly held by Emerging Technology Partners, LLC, (iii) 753,234 ordinary shares beneficially held by ETP Global Fund. L.P., (iv) 300,000 ordinary shares beneficially held by ETP BioHealth III Fund, L.P., (v) 50,000 ordinary shares beneficially owned by Huiying Memorial Foundation, (vi) 100,000 ordinary shares owned by HE Family GRAT, and (vii) 100,000 ordinary shares issuable upon exercise of options which are exercisable within 60 days as of the date hereof. Emerging Technology Partners, LLC (“ETP”), a Delaware limited liability company, is the general partner of ETP Global Fund L.P. (“ETP Global”), a Delaware limited partnership. ETP also is the general partner of ETP BioHealth III Fund, L.P., a Delaware limited partnership. Dr. Wei-Wu He is founder and managing partner of each of ETP and ETP Global. Huiying Memorial Foundation is a 501(c)(3) private family foundation incorporated in the District of Columbia and Dr. Wei-Wu He is a member of the board of trustees and an officer of the Huiying Memorial Foundation. Dr. Wei-Wu He does not participate in the investment decisions of the Foundation with respect to the Company’s ordinary shares and disclaims beneficial ownership of the Company’s ordinary shares held by Huiying Memorial Foundation. HE Family GRAT is a grantor retained annuity trust organized under the law of Nevada for the benefit of Dr. Wei-Wu He’s family members, and Dr. Wei-Wu He is the trustee of HE Family GRAT. The business address of HE Family GRAT is 100 W. Liberty St. STE. 100, Reno, NV, 89501-1927, and the business address of Dr. Wei-Wu He is 1701-1702, China Central Office Tower 1, No. 81 Jianguo Road Chaoyang District, Beijing, 100025, People’s Republic of China.

PLAN OF DISTRIBUTION

We are registering our Offered Shares issued to permit the resale of these Offered Shares by the selling shareholders from time to time after the date of this prospectus. As used in this section, the term “selling shareholders” includes donees, pledgees, transferees or other successors-in-interest selling ordinary shares or interests in ordinary shares received after the date of this prospectus from a registered selling shareholder as a gift, pledge, partnership, limited liability company or other entity distribution or other transfer, and may, or may not, elect to sell or transfer their ordinary shares or interests in such shares covered by this prospectus, as and to the extent they may determine. We will not receive any of the proceeds from the sale by the selling shareholders of these Offered Shares. We will bear all fees and expenses incident to our obligation to register these shares Offered Shares.

The selling shareholders may sell all or a portion of the Offered Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Offered Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Offered Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date this registration statement is declared effective by the SEC;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition, a selling shareholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The selling shareholders may also sell Offered Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling shareholders may transfer the Offered Shares by other means not described in this prospectus. If the selling shareholders effect such transactions by selling Offered Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Offered Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Offered Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Offered Shares in the course of hedging in positions they assume. The selling shareholders may also sell Offered Shares short and deliver Offered Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Offered Shares to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the Offered Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Offered Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Offered Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling shareholders and any broker-dealer participating in the distribution of the Offered Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Offered Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Offered Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Offered Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Offered Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Offered Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Offered Shares by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Offered Shares to engage in market-making activities with respect to the Offered Shares. All of the foregoing may affect the marketability of the Offered Shares and the ability of any person or entity to engage in market-making activities with respect to the Offered Shares.

We will pay all expenses of the registration of the Offered Shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus.

Once sold under the registration statement, of which this prospectus forms a part, the Offered Shares will be freely tradable in the hands of persons other than our affiliates.

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our 2023 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to legal matters of United States federal securities and New York State law. The validity of the ordinary shares in this offering and legal matters as to Cayman Islands law will be passed on for us by Maples and Calder (Hong Kong) LLP. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law.

EXPERTS

The consolidated financial statements of CASI Pharmaceuticals, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Expenses of Issuance and Distribution

The following is a statement of the expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$2,850
Legal fees and expenses	180,000
Accounting fees and expenses	28,000
Miscellaneous	1,000
Total	$211,850

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, after the date hereof but before the completion or termination of this offering:

•	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024;
•	the Company’s Reports on Form 6-K furnished to the SEC on April 8, 2024, May 15, 2024, June 27, 2024, July 8, 2024, July 19, 2024 and August 16, 2024; and
•	the description of the Company’s ordinary shares contained in the Company’s Registration Statement on Form 8A-12B (File No. 001-41666) filed with the SEC on March 27, 2023, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

Any statement contained in a document that we incorporate by reference herein will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference herein prior to the termination of this offering) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of such documents at no cost, by writing or telephoning us at the following address or telephone number:

CASI Pharmaceuticals, Inc.

9620 Medical Center Drive, Suite 300

Rockville, MD 20850

240-864-2600

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime.

CASI’s Articles of Association provides that every director (including alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of CASI (but not including CASI’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of CASI’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning CASI or its affairs in any court whether in the Cayman Islands or elsewhere.

CASI also entered into indemnification agreements with its directors and officers under the laws of the Cayman Islands, pursuant to which we have agreed to indemnify each such person and hold him harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he or she has been made a party or in which he became involved by reason of the fact that he or she is or was our director or officer. Except with respect to expenses to be reimbursed by CASI in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, CASI’s obligations under the indemnification agreements are subject to certain customary restrictions and exceptions.

In addition, CASI maintains standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to CASI with respect to payments which may be made by CASI to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling CASI pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9. Exhibits

The exhibits to this registration statement are listed in the Index to Exhibits below.

Item 10. Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, as amended, and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Title

3.1	Updated Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Annual Report on Form 20-F (File No. 001-41666), filed with the SEC on March 28, 2024).
4.1	Registrant’s Updated Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 2.1 to the Annual Report on Form 20-F (File No. 001-41666), filed with the SEC on March 28, 2024).
4.2*	Subscription and Purchase Agreement between and between the Registrant, Venrock Healthcare Capital Partners EG, L.P., Venrock Healthcare Capital Partners III, L.P. and VHCP Co-Investment Holdings III, LLC, dated June 26, 2024, including Warrants issued thereunder.
4.3*	Subscription and Purchase Agreement between and between the Registrant and Foresite Capital Fund VI LP, dated June 26, 2024, including Warrant issued thereunder.
4.4*	Subscription and Purchase Agreement between and between the Registrant and PANACEA VENTURE HEALTHCARE FUND II, L.P., dated June 26, 2024
4.5*	Subscription and Purchase Agreement between and between the Registrant, Dr. Wei-Wu He and P HE Family GRAT, dated June 26, 2024
5.1*	Opinion of Maples and Calder (Hong Kong) LLP
23.1*	Consent of KPMG Huazhen LLP
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (contained on the signature page to this registration statement)
107	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beijing, the Peoples Republic of China, on August 16, 2024.

CASI Pharmaceuticals, Inc.

By:	/s/ Wei-Wu He
	Name:	Dr. Wei-Wu He
	Title:	Chief Executive Officer and Chairman of the Board of Directors

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Wei-Wu He, acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dr. Wei-Wu He	Chief Executive Officer and Director (Principal Executive Officer)	August 16, 2024
Dr. Wei-Wu He

/s/ Dan Lang	Chief Financial Officer (Principal Financial Officer)	August 16, 2024
Dan Lang

/s/ Y. Alexander Wu	Independent Director	August 16, 2024
Y. Alexander Wu

/s/ Zhenbo Su	Independent Director	August 16, 2024
Zhenbo Su

/s/ Thomas Folinsbee	Independent Director	August 16, 2024
Thomas Folinsbee

/s/ Xuebo Zeng	Independent Director	August 16, 2024
Xuebo Zeng

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of CASI Pharmaceuticals, Inc., has signed this registration statement in the United States, on August 16, 2024.

CASI Pharmaceuticals, Inc.

By:	/s/ Rui Zhang
Name: Rui Zhang
Title: Authorized Officer